United States Securities and Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 29, 2008

Date of Report

[Date of Earliest Event Reported]

LIPIDVIRO TECH, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-49655	87-0678927
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1338 South Foothill Blvd. #126

Salt Lake City, Utah 84108

(Address of Principal Executive Offices)

(801) 583-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

A.

Disposition of the Technology.

On September 29, 2008, LipidViro Tech, Inc., a Utah corporation (“LipidViro Utah”), which is a wholly-owned subsidiary of LipidViro Tech, Inc., a Nevada corporation (the “Company”), completed the transfer to AcquiSci, Inc., a New Jersey corporation, of certain technology that comprised substantially all of its assets and, by extension, substantially all of the Company’s assets (the “Technology”).

The Technology includes the following 12 patent applications, together with related documentation, prototypes, know-how, trade secrets and technical data:

Title

Serial No.

Filing Date and Status

Viral Inactivation Using Ozone

10/910,439

Aug.  2, 2004 (pending)(1)

Ozone Delivery System Including Gas/

10/910,485

Aug.  2, 2004 (abandoned

Fluid Contacting Devices and Method of Use

on March 23, 2007, in favor of

co-pending U. S.  application

Serial No. 10/963,477)

Viral Inactivation Using Ozone

10/963,139

Oct. 11, 2004 (pending)(2)

Ozone Delivery System Including Gas/

10/963,477

Oct. 11, 2004 (pending)(3)

Fluid Contacting Devices and Method of Use

Viral Inactivation Using Ozone

PCT/US04/025135

Aug. 2, 2004

(abandoned in favor of

technology advances covered

in newer applications)

Ozone Delivery System Including Gas/

PCT/US04/025656

Aug. 2, 2004 (abandoned Fluid Contacting Devices and Method of Use                                                                         in favor of technology

advances covered in newer

applications)

Treatment of Cardiovascular Diseases with Ozone

61/131,997

June 13, 2008 (filed)

(Provisional Application) (4)

Prion Inactivation with Ozone

61/131,995

June 13, 2008 (filed)

(Provisional Application) (4)

Treatment of Acute Ischemic Brain Stroke

61/131,998

June 13, 2008 (filed)

with Ozone

(Provisional Application) (4)

Treatment of Inflammatory Disorders

61/131,996

June 13, 2008 (filed)

with Ozone

(Provisional Application) (4)

Inactivation of Pathogens in Biological Fluids

60/491,997

July 31, 2003

with Ozone

(transition)(5)

(Provisional Application) (4)

Inactivation of Pathogens in Fluids with Ozone

60/553,774

March 17, 2004

(Provisional Application) (4)

(transition)(5)

(1) A restriction requirement was issued on March 18, 2008.  A response needed to be filed by September 18, 2008, or the application would lapse.  AcquiSci intends to abandon this application in favor of co-pending U.S. application Serial No. 10/963,139.

(2)  A restriction requirement was issued January 24, 2008.  A response was filed on June 24, 2008, and the application is in good standing.

(3)  An office action was issued on April 8, 2008.  A response was filed on July 23, 2008, and the application is in good standing.

(4)  A provisional application allows an inventor to file and obtain “patent pending” status without setting forth any formal patent claims.  It provides the means to establish an early effective filing date in a later-filed non-provisional patent application.  A provisional application will expire if a non-provisional patent application is not filed within one year following the filing date of the provisional application.

(5)  Pending patent applications 10/910,439, 10/910,485, 10/963,139, and 10/963,477 claim the benefit of earlier-filed U.S. provisional application Serial No. 60/491,997, filed July 31, 2003, and U.S. provisional application Serial No. 60/553,774, filed March 17, 2004.

In consideration of the Technology, AcquiSci delivered to LipidViro Utah:

(a)

the sum of $1.00;

(b)

executed releases of all claims against the Company and LipidViro Utah by Joseph Latino; Geribald Investments, LLC; Linda Sharkus; AcquiSci, Inc.; and Acquis Associates;

(c)

(i) 616,000 shares of the Company’s common stock; (ii) a Class A Warrant to purchase 560,000 shares of the Company’s common stock at a price of $0.71 per share, exercisable through June 30, 2008; and (iii) a Class B Warrant to purchase 560,000 shares of the Company’s common stock at a price of $1.43 per share, exercisable through June 30, 2008, all of which were owned by Mr. Latino and/or Geribald Investments; and

(d)

(i) 295,793 shares of the Company’s common stock; and (ii) a Class A Warrant to purchase 70,000 shares of the Company’s common stock at a price of $0.71 per share, exercisable through June 30, 2008, all of which were held by Ms. Sharkus and/or Acquis Associates.

From October 23, 2006, until her resignation on October 1, 2007, Ms. Sharkus was a director of the Company.  From June, 2003, until September 19, 2007, Mr. Latino and Geribald Investments, LLC, served as consultants to the Company, assisting with clinical trial preparation, patent writing and general research.    Mr. Latino served as an unpaid consultant from June, 2003, until February, 2006, when we signed the written consulting agreement with Geribald Investments.  Mr. Latino is a co-inventor of the Company’s technology.  In addition, Ms. Sharkus is the majority owner and controlling party of Acquis Associates, and Mr. Latino is the majority owner and controlling party of Geribald Investments.

B.

Disposition of LipidViro Utah.

On September 30, 2008, following the completion of the Technology disposition, the Company executed a Bill of Sale by which it assigned to Benedente Holdings, LLC, a Wyoming limited liability company, 9,843,750 shares of common stock of LipidViro Utah (the “Shares”), which Shares constituted all of the issued and outstanding shares of LipidViro Utah common stock.  Benedente is controlled by Steven Keyser, who is a director of the Company.

The transfer of the LipidViro Utah shares to Benedente was made subject to Benedente’s full performance of its obligations under a Subsidiary Disposition Agreement, dated April 2, 2008, between the parties (the “Agreement”).   Under the Agreement, Benedente agreed to cancel the Company’s outstanding debt in favor of Benedente in the principal amount of $719,885 (the “Benedente Loans”), and the Company’s promissory note in favor of Lombard Inc. in the principal amount of $600,000 (the “Lombard Note”), which has been assigned to Benedente, including all outstanding principal and interest on both Notes, and to use its best efforts to negotiate the settlement of an additional $413,782.54 in Company indebtedness (the “Indebtedness”).

The Benedente Loans constituted a series of cash advances to the Company pursuant to two Loan Agreements that were entered into in April, 2006, and April, 2007, respectively.  The Benedente Loans bear interest at 6% per year.  As of March 31, 2008, the Company owed Benedente $447,542.16 in principal and $56,348.10 in interest on the Benedente Loans.  The Company executed the Lombard Note on September 30, 2005, as consideration for its purchase of 7,878,000 shares of Company common stock from Lombard pursuant to a Securities Purchase Option Agreement executed by the parties on April 18, 2005. The Lombard Note bears simple interest at the rate of 5% per year.  As of March 31, 2008, the outstanding principal and accrued interest on the Lombard Note totaled $600,000 and $75,021, respectively.

 The Indebtedness includes the above-referenced $255,000 in debt owed to Ms. Sharkus and Geribald Investments, as well as an aggregate of $158,782.54 in indebtedness to 18 additional creditors, including Brigham Young University; the Company’s patent law firm; equipment suppliers; investor relations firm; accountant; transfer agent and other trade creditors for indebtedness incurred in furtherance of the Company’s business plan over a period of approximately two years.

Benedente further agreed to indemnify the Company against any and all liabilities of LipidViro outstanding as of March 31, 2008, at law or in equity, regardless of legal theory, including but not limited to: (i) all claims relating to the Indebtedness and/or the Notes; (ii) any claims for pre-judgment and post-judgment interest, court costs and attorney’s fees; and (iii) any claims based on the theory of fraudulent transfer or any similar theory as it relates to the sale of the Technology and/or the disposition of LipidViro Utah.

The Company’s transfer to Benedente of its shares of LipidViro Utah was made subject to:  (i) the prior sale of the Technology; and (ii) compliance with applicable laws and regulations.  Following the transfer of a controlling interest in LipidViro Utah to Benedente, any of the Indebtedness that is attributable to LipidViro Utah and that Benedente is not able to settle in full, will not be attributable to the Company.

On April 2, 2008, both the transfer of the Technology and the transfer of the LipidViro Utah shares were approved by joint consent of the Company’s Board of Directors and its majority stockholders.  On July 18, 2008, the Company filed with the Securities and Exchange Commission a definitive information statement with respect to these matters.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPIDVIRO TECH, INC.

Date:	10-1-08	By:	/s/Kenneth P. Hamik
Kenneth P. Hamik, President, Chief Executive Officer and Director